Exhibit 1.01

TriMas Corporation
Conflict Minerals Report
For the Reporting Period January 1, 2020 to December 31, 2020

TriMas Corporation (TriMas or the Company) is filing this Conflict Minerals Report (CMR) for the reporting period January 1, 2020 to December 31, 2020 (the Reporting Period) as an exhibit to its Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). TriMas manufactures or contracts to manufacture "products" that may contain conflict minerals, as defined by the Rule, present in its supply chain that may have originated in the Democratic Republic of the Congo or an adjoining country (the Covered Countries) and may not be from recycled or scrap sources. Accordingly, TriMas is filing this CMR as an exhibit to Form SD to describe the due diligence measures taken to determine the source and chain of custody of the conflict minerals used in its products during the Reporting Period.

Reasonable Country of Origin Inquiry

In accordance with the Rule and Form SD, TriMas conducted a good faith reasonable country of origin inquiry (RCOI) regarding the conflict minerals included in its products during the Reporting Period to determine whether any of such conflict minerals originated in the Covered Countries and/or whether any of such conflict minerals may be from recycled or scrap sources.

To determine whether tin, tantalum, tungsten or gold (3TG) necessary to the functionality or production of supplier products originated in Covered Countries, TriMas retained ComplianceXL, a third-party service provider, to assist in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to ComplianceXL for upload to the SustainHub (SH) platform provided by iPoint.

To collect data on the materials’ sources of origin procured by the supply chain, TriMas utilized the Conflict Minerals Reporting Template (CMRT) version 6.1 or higher to conduct a survey of all in-scope suppliers.

During the supplier survey, the Company contacted suppliers via the SH platform, enabling users to complete and track supplier communications, and allowing suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. SH also provides functionality that meets the Organization for Economic Cooperation and Development’s (OECD) Guidance process expectations by evaluating the quality of each supplier response. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

Via SH and the ComplianceXL team, the Company requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. ComplianceXL monitored and tracked all communications in SH for future reporting and transparency. TriMas directly contacted suppliers that were unresponsive to ComplianceXL’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to ComplianceXL.

The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of tier 1 suppliers. The results of this data validation are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and classified as valid or invalid. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct validation errors in their CMRT submission and direct engagement help through ComplianceXL. Since some suppliers may remain unresponsive to feedback, TriMas tracks program gaps to account for future improvement opportunities. TriMas also continued to perform further due diligence on the source and chain of custody of the minerals in question.

Due Diligence

Design of Due Diligence

TriMas’ due diligence process is based on OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements. The OECD Guidance applies to both upstream1 and downstream2 companies in the supply chain. As TriMas is a downstream company in the supply chain, TriMas’ tailored its due diligence practices accordingly. Due diligence measures undertaken by TriMas included those described below.

Due Diligence Performed

Establish Strong Company Management Systems

Adopt a Conflict Minerals Policy
TriMas adopted a Responsible Sourcing and Conflict Minerals Policy (Conflict Minerals Policy). This policy is available on the TriMas website at www.trimascorp.com. The content on any website referred to in this CMR is not incorporated by reference into this CMR unless expressly noted.

Assemble an Internal Team to Support Supply Chain Due Diligence
TriMas' senior management identified individuals representing multiple TriMas departments and business units to oversee and drive conflict minerals compliance. Together with ComplianceXL, TriMas’ General Counsel and Secretary worked with the Company’s business units to complete tasks associated with the supplier due diligence process. Individual leads within the business units further facilitated the diligence process to collect information regarding the presence and sourcing of conflict minerals in the products supplied to TriMas.
________________
1 Upstream companies refer to those between the mine and smelters or refiners (SOR). As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders, and SORs.
2 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

Establish a System of Controls and Transparency Over The Supply Chain
To provide better transparency within TriMas’ supply chain and to facilitate communication of policies and expectations, TriMas engaged ComplianceXL to complement internal management processes. The ComplianceXL and SH online system and processes are used to identify suppliers in TriMas’ supply chain and to collect, store, and review information on conflict minerals sourcing practices, track information on SORs, and flag risks based on SOR sourcing practices. This system is designed to allow collection and housing of data on supply chain circumstances, which can be updated to reflect changes within the supply chain, such as new customer-supplier relationships and new products.

TriMas mandated compliance in its supply chain with TriMas’ Conflict Minerals Policy through its contractual terms and conditions.

TriMas maintains an ethics hotline accessible at www.trimascorp.com through which a party, including TriMas employees and suppliers, may submit reports or concerns regarding compliance, including with respect to conflict minerals.

Supplier Engagement
TriMas has increased its supply chain transparency by identifying risks within its supply chain. TriMas is committed to conducting business in a socially responsible manner and partnering with suppliers who are similarly committed. TriMas’ supplier compliance process requires that suppliers comply with various contract provisions, legal requirements and industrial standards under local, regional and national laws and regulations of the countries in which the suppliers conduct business. Through this process, TriMas remains engaged with its supply base from a compliance perspective.

During this reporting period, we utilized the CMRT to collect conflict minerals declarations from our tier 1 suppliers. These declarations were uploaded into the SH web-based reporting platform. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements, and increase the rate of responses we have received from our suppliers to our survey requests. ComplianceXL followed-up with suppliers to ensure proper completion of the CMRT, and all communication with suppliers has been documented to reflect the degree of success of these efforts.

To complete the RCOI, TriMas’ in-scope tier 1 suppliers were requested to provide information regarding the presence and sourcing of conflict minerals used in the products supplied to TriMas. The program utilized the CMRT version 6.1 or higher to conduct a survey of all in-scope suppliers.
Suppliers were offered two options to submit the required information, either by uploading a completed CMRT or through direct submission to ComplianceXL.

During the supplier survey, suppliers were contacted via the SH platform, operated by ComplianceXL, enabling its users to complete and track supplier communications as well as allowing suppliers to upload completed CMRT forms directly to the platform for risk assessment and management. In their responses, suppliers specified whether the information provided was at the company level or the product level. Non-responsive suppliers were contacted a minimum of 15 times by ComplianceXL. For the 2020 reporting period, TriMas received responses from 576 or 76.19% of its 756 surveyed suppliers. Of the 576 suppliers that provided a response, approximately 122 reported that their products contained 3TG necessary to the functionality or production of their products.

Automated data validation on all submitted CMRTs is included in the program. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. Suppliers were contacted in regards to invalid forms and were encouraged to resubmit a valid form. For the 2020 reporting period, TriMas had 54 invalid CMRTs, or 9.37% of submitted responses.

As mentioned above, the CMRTs received allowed TriMas to collect and compile, via SH, all answers from the CMRT with respect to smelter information reflected in the CMRTs. With respect to smelter information reflected in the CMRTs, there were suppliers who did not provide smelter lists. Without having full smelter information for TriMas products from all suppliers in scope, TriMas is unable to determine whether there is sourcing from the Covered Countries. In connection with its evaluation of the CMRTs, TriMas and ComplianceXL undertook due diligence to validate supplier reports.

Information Cut-Off
The deadline for suppliers to submit RCOI information for the Reporting Period was April 30, 2021.

Grievance Mechanism
We have established reporting mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our Conflict Minerals Policy through the ethics hotline on our website at www.trimascorp.com

Records Maintenance
Under our Records Retention Policy, compliance records are maintained for 10 years.

Identify and Assess Risk in Our Supply Chain

We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. We believe many of our largest suppliers are suppliers to other SEC registrants that are subject to the Rule.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as DRC-conflict free by third-party sources such as Responsible Minerals Initiative (RMI) or the London Bullion Market Association (LBMA) Responsible Gold Programme, may pose a risk. Where a smelter is not identified as conflict free by such sources, we rate the risk as high, medium or low. This rating is based on various factors, including whether the smelter/refiner has been identified as a valid smelter/refiner and has an associated Smelter Identification Number (under the RMI, this is known as a CID), and the smelter’s geographic location, including proximity to the Covered Countries.

We calculate supplier risk based on the chance that a supplier provides 3TGs that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, each supplier is evaluated on the strength of its conflict minerals program (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of a supplier’s program are:

•Do you have a policy in place that includes Covered Countries conflict-free sourcing?
•Have you implemented due diligence measures for conflict-free sourcing?

•Do you verify due diligence information received from your suppliers?
•Does your review process include corrective action management?

The more positive the responses to these questions indicate a stronger conflict sourcing initiative.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through ComplianceXL, written training on conflict minerals and the CMRT. This includes instructions on completing the form and one-on-one email and phone discussions with supplier personnel.

In accordance with our Conflict Minerals Policy, if a supplier gives us reason to believe that it may be supplying us with 3TG from sources that may support conflict in a Covered Country, we encourage the supplier to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we may initiate steps to find replacement suppliers.

Once surveys were returned, ComplianceXL reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the RMI Responsible Minerals Assurance Process (RMAP). If an SOR was not validated by the RMAP, ComplianceXL attempted to contact the SOR to gather more information about its sourcing practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not certified Covered Country-Conflict Free may pose a risk to the supply chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance.

As part of our risk management plan under the OECD Guidance, when facilities with red flags are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through ComplianceXL, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to TriMas, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents an appropriate effort to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made a reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

Design and Implement a Strategy to Respond to Risks
As part of TriMas’ strategy to mitigate risk and to ensure suppliers understand our expectations, we have provided documented instructions through ComplianceXL. Responses to the reporting CMRT were reviewed with specific suppliers where clarification was needed. As described in our Conflict Minerals Policy, we intend to engage any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

Suppliers that may expose the Company to unacceptable risks, either due to unacceptable responses to our inquiries or a refusal to respond, may be evaluated by the Company.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
TriMas does not have a direct relationship with conflict minerals smelters or refiners and as a result, TriMas does not perform direct audits of these entities in its supply chain. TriMas relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

ComplianceXL conducts outreach to all smelters and refineries that are not enrolled in the RMI’s RMAP on behalf of TriMas. The purpose of this outreach is to encourage participation in the RMAP and to inquire about the facility’s sourcing practices and infrastructure.

Report Annually on Supply Chain Due Diligence
TriMas’ Form SD and CMR are publicly available at www.trimascorp.com and meet the OECD recommendation to report annually on supply chain due diligence.

Due Diligence Results

For the 2020 reporting period, TriMas received responses from 576 or 76.19% of its 756 surveyed suppliers. Of the 576 suppliers that provided a response, approximately 122 reported that their products contained 3TG necessary to the functionality or production of their products. Based on the RCOI and the due diligence measures described in this CMR, specifically that most CMRTs are at the company level and not the product level pertaining to TriMas products, TriMas was unable to determine if any of the specific SORs identified by suppliers are in its supply chain.

The information that we received from a majority of our direct suppliers was at their company-wide level. Thus, the SORs identified by our direct suppliers may contain SORs that processed conflict minerals that our direct suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the SORs were used to process the conflict minerals necessary to the functionality or production of our products during 2020. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin identified were the country of origin of conflict minerals in our products during 2020, and therefore we were also unable to determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted by the RMI, the LBMA and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI RMAP or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.

In connection with our reasonable country of origin inquiry and due diligence, as applicable, our suppliers identified to us certain smelters and refiners as potentially having processed the necessary 3TG contained in our products in 2020. For all responses that indicated a smelter, ComplianceXL compared the facilities listed to the list of smelters maintained by the RMI. As of May 17, 2021, we have validated 360 SORs. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any SORs that we have not been able to validate. If a supplier indicated that the facility was certified as "Conflict-Free," ComplianceXL confirmed that the name was listed by RMI as a certified smelter.

Steps to Improve Due Diligence and Mitigate Risk

TriMas will work to continuously improve its supply chain due diligence efforts through the following measures:

a)	Continue supply chain due diligence efforts and engagement with suppliers to identify sources of conflict minerals;
b)	Continue to clearly communicate expectations with regard to supplier compliance, transparency and sourcing;
c)	Continue to engage with suppliers that provided incomplete or uncertain smelter information or did not respond to our survey request;
d)	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs; and
e)	Contact smelters identified as a result of the RCOI process and request their participation in obtaining a "conflict free" designation from an industry program.

Smelters and Refiners

Appendix A includes an aggregated list of smelters and refiners that our suppliers identified to us as potentially having processed the necessary 3TG contained in our products in 2020 based on information provided through the CMRT data collection process. As mentioned previously, it is understood that many supplier responses may provide more data than can be directly linked to products sold by TriMas, therefore, Appendix A may contain more smelters and refiners than those that the Company’s products are being sourced from.

Smelter and Refiner Risk Evaluation

Understanding the risks associated with the smelters and refiners potentially providing material into TriMas’ supply chain is an important part of the due diligence process.

The following risk categories are used for smelter evaluation and risk determination:
▪Geo-Risk
◦Did the mineral originate from or has been transported through a Covered Country?
•Audit Status
◦Has the refiner’s due diligence practices been audited against a standard in conformance with the OECD    Guidance?
◦ComplianceXL relies on the RMI audit standard, including cross-recognition of the LBMA Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards, including the OECD Guidance.
•Sourcing Risk
◦Has evidence of any other red flag that is supported by credible sources been identified?

 Forward-Looking Statements

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our compliance efforts. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties.

These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed in or implied by the forward-looking statements. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2020. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We caution readers not to place undue reliance on the statements, which speak only as of the date of this report. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

APPENDIX A

Metal	Standard Smelter Name	Smelter ID	Smelter Country	RMI Audit Status
Gold	8853 S.p.A.	CID002763	ITALY	RMI Conformant
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA	Non Conformant
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA	RMI Conformant
Gold	African Gold Refinery	CID003185	UGANDA	Non Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	RMI Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES	RMI Conformant
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY	RMI Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	RMI Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL	RMI Conformant
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND	RMI Conformant
Gold	Asahi Pretec Corp.	CID000082	JAPAN	RMI Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA	RMI Conformant
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA	RMI Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN	RMI Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY	Non Conformant
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA	RMI Conformant
Gold	Augmont Enterprises Private Limited	CID003461	INDIA	Active
Gold	Aurubis AG	CID000113	GERMANY	RMI Conformant
Gold	Bangalore Refinery	CID002863	INDIA	RMI Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	RMI Conformant
Gold	Boliden AB	CID000157	SWEDEN	RMI Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	RMI Conformant
Gold	C.I Metales Procesados Industriales SAS	CID003421	COLOMBIA	Active
Gold	Caridad	CID000180	MEXICO	Non Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	RMI Conformant
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND	RMI Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA	Non Conformant
Gold	Chimet S.p.A.	CID000233	ITALY	RMI Conformant
Gold	Chugai Mining	CID000264	JAPAN	RMI Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA	Non Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY	Non Conformant

Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES	Non Conformant
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY	RMI Conformant
Gold	Dowa	CID000401	JAPAN	RMI Conformant
Gold	DS PRETECH Co., Ltd.	CID003195	KOREA, REPUBLIC OF	RMI Conformant
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	RMI Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN	RMI Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN	RMI Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN	RMI Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA	Non Conformant
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA	Non Conformant
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA	Non Conformant
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA	Non Conformant
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES	RMI Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE	Non Conformant
Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES	Non Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA	Non Conformant
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA	RMI Conformant
Gold	Gold Coast Refinery	CID003186	GHANA	Non Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA	RMI Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA	Non Conformant
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA	Non Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA	Non Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA	Non Conformant
Gold	HeeSung Metal Ltd.	CID000689	KOREA, REPUBLIC OF	RMI Conformant
Gold	Heimerle + Meule GmbH	CID000694	GERMANY	RMI Conformant
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY	Active
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA	RMI Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY	Active
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA	Non Conformant

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA	Non Conformant
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF	Non Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	RMI Conformant
Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES	Active
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	RMI Conformant
Gold	Istanbul Gold Refinery	CID000814	TURKEY	RMI Conformant
Gold	Italpreziosi	CID002765	ITALY	RMI Conformant
Gold	JALAN & Company	CID002893	INDIA	Non Conformant
Gold	Japan Mint	CID000823	JAPAN	RMI Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA	RMI Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION	Non Conformant
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION	RMI Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN	RMI Conformant
Gold	K.A. Rasmussen	CID003497	NORWAY	Non Conformant
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES	Non Conformant
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN	Non Conformant
Gold	Kazzinc	CID000957	KAZAKHSTAN	RMI Conformant
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA	RMI Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND	RMI Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN	RMI Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	RMI Conformant
Gold	Kosak Seiren	CID000401	JAPAN	RMI Conformant
Gold	Kundan Care Products Ltd.	CID003463	INDIA	Non Conformant
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	RMI Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION	Non Conformant
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA	Non Conformant
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA	Non Conformant
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA	Non Conformant
Gold	L'Orfebre S.A.	CID002762	ANDORRA	RMI Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF	RMI Conformant
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF	RMI Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA	Non Conformant
Gold	Marsam Metals	CID002606	BRAZIL	RMI Conformant
Gold	Materion	CID001113	UNITED STATES OF AMERICA	RMI Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	RMI Conformant

Gold	MD Overseas	CID003548	INDIA	Non Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA	RMI Conformant
Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA	Active
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	RMI Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	RMI Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	RMI Conformant
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND	RMI Conformant
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA	RMI Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO	RMI Conformant
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	RMI Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	RMI Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	RMI Conformant
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA	Non Conformant
Gold	Morris and Watson	CID002282	NEW ZEALAND	Non Conformant
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION	RMI Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY	RMI Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	RMI Conformant
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF	Non Conformant
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN	RMI Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA	RMI Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	RMI Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION	RMI Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION	RMI Conformant
Gold	PAMP S.A.	CID001352	SWITZERLAND	RMI Conformant
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA	Non Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA	Non Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE	RMI Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION	RMI Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	RMI Conformant
Gold	PX Precinox S.A.	CID001498	SWITZERLAND	RMI Conformant

Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA	Non Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	RMI Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA	Non Conformant
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS	RMI Conformant
Gold	Royal Canadian Mint	CID001534	CANADA	RMI Conformant
Gold	SAAMP	CID002761	FRANCE	RMI Conformant
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA	Non Conformant
Gold	Safimet S.p.A	CID002973	ITALY	RMI Conformant
Gold	SAFINA A.S.	CID002290	CZECHIA	RMI Conformant
Gold	Sai Refinery	CID002853	INDIA	Non Conformant
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF	RMI Conformant
Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF	Non Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	COLOMBIA	Non Conformant
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY	RMI Conformant
Gold	Sellem Industries Ltd.	CID003540	MAURITANIA	Non Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN	RMI Conformant
Gold	Sempsa JP (Cookson Sempsa)	CID001585	SPAIN	RMI Conformant
Gold	Shan Dong Huangjin	CID001916	CHINA	RMI Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA	Non Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA	Non Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	RMI Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA	Non Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	RMI Conformant
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA	RMI Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION	RMI Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA	RMI Conformant
Gold	Sovereign Metals	CID003383	INDIA	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA	Non Conformant
Gold	Sudan Gold Refinery	CID002567	SUDAN	Non Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	RMI Conformant

Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF	RMI Conformant
Gold	T.C.A S.p.A	CID002580	ITALY	RMI Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	RMI Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA	RMI Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN	RMI Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA	Non Conformant
Gold	Tony Goetz NV	CID002587	BELGIUM	Non Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN	RMI Conformant
Gold	Torecom	CID001955	KOREA, REPUBLIC OF	RMI Conformant
Gold	TSK Pretech	CID003195	KOREA, REPUBLIC OF	RMI Conformant
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND	RMI Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	RMI Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA	RMI Conformant
Gold	Valcambi S.A.	CID002003	SWITZERLAND	RMI Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA	RMI Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY	RMI Conformant
Gold	Yamakin Co., Ltd.	CID002100	JAPAN	RMI Conformant
Gold	Yamamoto Precious Co., Ltd.	CID002100	JAPAN	RMI Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN	RMI Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA	Non Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	RMI Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN	RMI Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA	RMI Conformant
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA	RMI Conformant
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA	RMI Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA	RMI Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA	RMI Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN	RMI Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA	RMI Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA	RMI Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND	RMI Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY	RMI Conformant
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA	RMI Conformant
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN	RMI Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY	RMI Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY	RMI Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	RMI Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA	RMI Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA	RMI Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	RMI Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	RMI Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA	RMI Conformant
Tantalum	KEMET Blue Metals	CID002539	MEXICO	RMI Conformant
Tantalum	KEMET de Mexico	CID002539	MEXICO	RMI Conformant
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL	RMI Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	RMI Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL	RMI Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN	RMI Conformant
Tantalum	Ningxia Non-ferrous Metal Smeltery	CID001277	CHINA	RMI Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	RMI Conformant
Tantalum	NPM Silmet AS	CID001200	ESTONIA	RMI Conformant
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	RMI Conformant
Tantalum	PRG Dooel	CID002847	NORTH MACEDONIA, REPUBLIC OF	RMI Conformant
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA	RMI Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL	RMI Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA	RMI Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION	RMI Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN	RMI Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND	RMI Conformant
Tantalum	TANIOBIS GmbH	CID002545	GERMANY	RMI Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN	RMI Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY	RMI Conformant
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA	RMI Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	RMI Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA	RMI Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA	RMI Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA	RMI Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA	RMI Conformant
Tin	Alpha	CID000292	UNITED STATES OF AMERICA	RMI Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM	Non Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	RMI Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA	RMI Conformant
Tin	China Tin Group Co., Ltd.	CID001070	CHINA	RMI Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL	Active
Tin	CRM Synergies	CID003524	SPAIN	Active
Tin	CV Ayi Jaya	CID002570	INDONESIA	Active
Tin	CV Tiga Sekawan	CID002593	INDONESIA	RMI Conformant
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA	Non Conformant
Tin	Dowa	CID000402	JAPAN	RMI Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM	Non Conformant
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)	RMI Conformant
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL	Active
Tin	Fenix Metals	CID000468	POLAND	RMI Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA	Non Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA	RMI Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA	RMI Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	RMI Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA	RMI Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA	RMI Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA	RMI Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA	RMI Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA	RMI Conformant
Tin	Luna Smelter, Ltd.	CID003387	RWANDA	RMI Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA	RMI Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	RMI Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	RMI Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL	RMI Conformant
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA	RMI Conformant
Tin	Metallo Belgium N.V.	CID002773	BELGIUM	RMI Conformant
Tin	Metallo Spain S.L.U.	CID002774	SPAIN	RMI Conformant
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL	RMI Conformant
Tin	Mineracao Taboca SA	CID001173	BRAZIL	RMI Conformant
Tin	Minsur	CID001182	PERU	RMI Conformant
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	RMI Conformant
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM	Non Conformant
Tin	Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	RMI Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	RMI Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)	RMI Conformant
Tin	Pongpipat Company Limited	CID003208	MYANMAR	Non Conformant
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA	Non Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA	Active
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA	RMI Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	RMI Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA	RMI Conformant
Tin	PT Bangka Serumpun	CID003205	INDONESIA	RMI Conformant
Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA	Active
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA	RMI Conformant
Tin	PT Mitra Stania Prima	CID001453	INDONESIA	RMI Conformant
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA	Non Conformant
Tin	PT Prima Timah Utama	CID001458	INDONESIA	RMI Conformant
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA	RMI Conformant
Tin	PT Rajehan Ariq	CID002593	INDONESIA	RMI Conformant

Tin	PT Refined Bangka Tin	CID001460	INDONESIA	RMI Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA	RMI Conformant
Tin	PT Timah Nusantara	CID001486	INDONESIA	Active
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA	RMI Conformant
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA	RMI Conformant
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA	RMI Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL	RMI Conformant
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA	RMI Conformant
Tin	Soft Metais Ltda.	CID001758	BRAZIL	RMI Conformant
Tin	Super Ligas	CID002756	BRAZIL	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	VIETNAM	RMI Conformant
Tin	Thaisarco	CID001898	THAILAND	RMI Conformant
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA	RMI Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM	Non Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	VIETNAM	Non Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL	RMI Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	RMI Conformant
Tin	Yunnan Tin Company Limited	CID002180	CHINA	RMI Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA	RMI Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA	RMI Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA	RMI Conformant
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	RMI Conformant
Tin	Metal Concentrators SA (PTY) Ltd.	CID003575	SOUTH AFRICA	RMI Conformant
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA	RMI Conformant
Tin	PT Bukit Timah	CID001428	INDONESIA	Active
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA	Active
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN	RMI Conformant
Tungsten	ACL Metais Eireli	CID002833	BRAZIL	RMI Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL	Active
Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION	Non Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM	RMI Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA	RMI Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA	RMI Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	RMI Conformant

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA	Non Conformant
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL	Active
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	CHINA	RMI Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA	RMI Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA	RMI Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	RMI Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	RMI Conformant
Tungsten	GEM Co., Ltd.	CID003417	CHINA	Active
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA	RMI Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	RMI Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY	RMI Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY	RMI Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA	RMI Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA	RMI Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	CHINA	RMI Conformant
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION	RMI Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN	RMI Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA	RMI Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	RMI Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA	Non Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA	RMI Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA	RMI Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	RMI Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION	Active
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA	RMI Conformant
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA	RMI Conformant
Tungsten	KGETS Co., Ltd.	CID003388	KOREA, REPUBLIC OF	RMI Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA	RMI Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	RMI Conformant
Tungsten	Masan High-Tech Materials	CID002543	VIETNAM	RMI Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	VIETNAM	RMI Conformant
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION	RMI Conformant
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA	RMI Conformant
Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES	RMI Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY	RMI Conformant
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION	RMI Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA	RMI Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF	RMI Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	RMI Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA	RMI Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA	RMI Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA	RMI Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIETNAM	RMI Conformant